Exhibit 99.1

NEWS RELEASE

For More Information Contact: Greg Miller, Chief Financial Officer (408) 934-3144 gregm@calmicro.com

California Micro Devices Reports March Quarter and Fiscal 2005 Results

MILPITAS, Calif. — April 28, 2005 — California Micro Devices (Nasdaq: CAMD) today reported financial results for its fourth fiscal quarter and full year fiscal 2005, which ended March 31, 2005. Revenue was $14.5 million compared to $15.8 million in the same quarter a year ago and $17.8 million in the prior quarter. Including charges of approximately $600,000 for additional inventory reserves and $270,000 for restructuring, the company reported a net loss of $0.05 per share compared to diluted earnings per share of $0.08 a year ago and $0.04 in the prior quarter.

The higher than normal charges for inventory reserves were primarily for commodity power management devices and older Computing ASIPs. The restructuring charges include costs related to the previously announced closure of the company’s Tempe, Arizona facility as well as the cost of additional workforce reductions needed to bring spending in line with revenue. The company also noted that the purchase agreement for its Tempe facility has been terminated by the prospective buyer.

For fiscal 2005, California Micro Devices reported record revenue of $65.9 million, representing an 11 percent increase over the previous record of $59.6 million reported for the prior year. Diluted earnings per share for fiscal 2005 were $0.18 compared to $0.19 in fiscal 2004. Restructuring charges for the year were approximately $1.3 million.

According to Robert V. Dickinson, president and CEO, “Revenue from our mobile products was down sequentially for the first time in eight quarters due to softer demand plus inventory adjustments at several of our OEM customers. Importantly, it grew by 27 percent from fiscal Q4 of last year. In addition, while core bookings of $13.9 million were down from the record $15.6 million in the prior quarter, the book-to-bill ratio for our core business was greater than one.” He noted that 190 design wins were logged during the quarter, close to the record 197 in the prior quarter.

“I’m also pleased to report that both our total and core business revenue set new records in fiscal 2005,” added Dickinson. Citing fiscal 2005 as “a year of noteworthy accomplishments,” he pointed to the following milestones that were achieved during the year:

•	Record revenue of $65.9 million, 11 percent higher than the previous year

•	Record core business revenue of $54.3 million, 40 percent higher than the previous year

•	Record Mobile revenue of $39.4 million, 77 percent higher than the previous year

•	Second consecutive fiscal year of profitability

•	Ending cash balance of $36 million, a 78 percent increase from previous year end, reflecting new equity, positive cash flow from operations and payment of long-term debt.

•	Record 780 design wins, 43 percent more than the previous year

•	PraetorianTM family of inductor based EMI filters introduced for mobile handsets

•	MediaGuardTM family of multifunction ASIPs launched for HDMI (High Definition Multimedia Interface) video ports in consumer products

California Micro Devices Corporation — 430 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com — Tel: 408.263-3214 — Fax: 408.263-7846

•	CenturionTM family of small form factor, packaged EMI filters and ESD protection devices introduced for mobile handsets

•	Chip Scale Packaged (CSP) device shipments for mobile handsets reached 370 million units, 79 percent higher than the previous year

•	Fully fabless business model adopted with closure of Tempe, Arizona manufacturing facility

•	Winddown of non-core business substantially completed

•	Initial installation of Oracle financial and business systems software

Conference Call Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to present its March quarter and fiscal 2005 financial results. Within the USA, interested parties can access the conference call by dialing 800-867-0448. International parties may gain access by dialing 303-262-2130. No password is necessary.

Telephone replay of the conference call will be available beginning at approximately 4:00 p.m. Pacific Time on April 28, 2005 and continuing for one year. To access this recording from within the USA, please dial 800-405-2236 and enter the conference pass code 11028046. International callers may gain access by dialing 303-590-3000 and entering the same pass code.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog semiconductor products for the Mobile, Computing and Digital Consumer markets. Key products include Application Specific Integrated Passive™ (ASIP™) devices and selected high value, mixed signal ICs. Detailed corporate and product information may be accessed at www.calmicro.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

# # #

ASIP™, Application Specific Integrated Passive™, Centurion™, MediaGuard™ and Praetorian™

are trademarks of California Micro Devices. All other trademarks are property of their respective owners.

California Micro Devices Corporation — 430 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com — Tel: 408.263-3214 — Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
Net sales	$14,497	$15,837	$65,869	$59,560
Cost and expenses:
Cost of sales	10,630	9,301	42,085	38,373
Research and development	1,533	1,296	5,181	4,554
Selling, general and administrative	3,275	3,138	13,240	11,984
Restructuring	270	—	1,325	—

Total costs and expenses	15,708	13,735	61,831	54,911

Operating (loss) income	(1,211)	2,102	4,038	4,649
Other (income) expense, net	(190)	416	(129)	1,077

(Loss) income before income taxes	(1,021)	1,686	4,167	3,572
Income taxes	(30)	(41)	125	—

Net (loss) income	$(991)	$1,727	$4,042	$3,572

Net (loss) income per share–basic	$(0.05)	$0.09	$0.19	$0.20

Weighted average common shares outstanding–basic	21,555	19,610	21,318	18,061

Net (loss) income per share–diluted	$(0.05)	$0.08	$0.18	$0.19

Weighted average common shares and share equivalents outstanding–diluted	21,555	21,672	22,740	19,064

California Micro Devices Corporation

CONDENSED BALANCE SHEETS

(amounts in thousands, except share quantities)

(Unaudited)

	March 31, 2005	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$13,830	$20,325
Short-term investments	22,245	—
Accounts receivable, less allowance for doubtful accounts of $74 and $76, respectively	7,574	6,134
Inventories	6,532	6,543
Prepaid expenses and other current assets	1,286	911

Total current assets	51,467	33,913
Property, plant and equipment, net	6,038	6,985
Other long-term assets	172	229

TOTAL ASSETS	$57,677	$41,127

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,523	$4,705
Accrued liabilities	3,762	4,560
Deferred margin on shipments to distributors	2,520	2,459
Current maturities of long-term debt and capital lease obligations	100	2,568

Total current liabilities	10,905	14,292
Long-term debt and capital leases, less current maturities	90	4,684
Other long-term liabilities	21	33

Total liabilities	11,016	19,009

Commitments and contingencies
Shareholders' equity:
Common stock—no par value; 50,000,000 and 25,000,000 shares authorized as of March 31, 2005 and March 31, 2004, respectively; shares issued and outstanding: 21,605,315 as of March 31, 2005 and 19,788,088 as of March 31, 2004	105,494	84,991
Accumulated other comprehensive income (loss)	(2)	—
Accumulated deficit	(58,831)	(62,873)

Total shareholders' equity	46,661	22,118

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$57,677	$41,127

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